                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                              (AMENDMENT NUMBER TWO
                        TO FORM 8-K FILED JUNE 15, 2000)

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 15, 2000
                 Date of Amendment Number Two: November 20, 2000


                           Circuit Research Labs, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



Arizona                              0-11353                         86-0344671
-------------------------------------------------------------------------------
(State or other jurisdiction         (Commission                  (IRS Employer
of incorporation)                    File Number)            Identification No.)


                             2522 West Geneva Drive
                              Tempe, Arizona 85282
               (Address of principal executive offices)(Zip Code)



                                 (602) 438-0888
                         (Registrant's telephone number)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.

Orban, Inc.
(A Wholly-Owned Subsidiary of Harman International Industries, Inc.)


Financial Statements
Three-Month Periods Ended March 31, 2000 and 1999 (unaudited) and Years Ended
December 31, 1999 and 1998 and
Independent Auditors' Report


INDEPENDENT AUDITORS' REPORT

Board of Directors
Orban, Inc.
Phoenix, Arizona

We have audited the accompanying balance sheets of Orban, Inc. (a wholly-owned subsidiary of Harman International Industries, Inc.) (the "Company") as of December 31, 1999 and 1998, and the related statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Phoenix, Arizona
November 15, 2000

ORBAN, INC.
(A WHOLLY-OWNED SUBSIDIARY OF HARMAN INTERNATIONAL INDUSTRIES, INC.)

BALANCE SHEETS
MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999 AND 1998
-----------------------------------------------------------------------------------------------------------------------------------
                                                                 2000                   1999                 1998
                                                              (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash                                                        $   303,378         $    7,234          $    54,518
  Accounts receivable, less allowance for doubtful
  accounts of $1,000 at March 31, 2000, $39,400 in 1999 and
  $48,700 in 1998                                               1,347,055           1,069,967           1,446,759
  Inventories (Note 2)                                          2,642,916           2,451,691           2,574,291
  Prepaid expenses and other                                      334,853              54,126             103,213
  Due from affiliates (Note 6)                                    648,165           1,202,382           1,139,750
                                                              -----------         -----------         -----------

           Total current assets                                 5,276,367           4,785,400           5,318,531

PROPERTY, PLANT AND EQUIPMENT - Net (Note 3)                    1,618,226           1,780,930           1,791,685

OTHER ASSETS - Net                                                 39,000              42,000              89,044
                                                              -----------         -----------         -----------

TOTAL                                                         $ 6,933,593         $ 6,608,330         $ 7,199,260
                                                              ===========         ===========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                            $   453,689         $   513,094         $   610,669
  Accrued salaries and benefits                                   450,549             353,120             433,361
  Customer deposits                                                22,814             140,337             111,496
  Airtime reserve                                                  91,977              91,977             631,575
  Other accrued expenses and liabilities                          191,367             125,873             278,317
  Deposit on pending sale of assets (Note 9)                      500,000             250,000
                                                              -----------         -----------         -----------

           Total current liabilities                            1,710,396           1,474,401           2,065,418
                                                              -----------         -----------         -----------

STOCKHOLDERS' EQUITY:
  Common stock, no par value - authorized, 600 shares;
    issued, 160 shares                                          8,930,000           8,930,000           8,930,000
  Additional paid-in capital                                    1,240,761           1,240,761           1,240,761
  Deficit                                                      (4,947,564)         (5,036,832)         (5,036,919)
                                                              -----------         -----------         -----------

           Total stockholders' equity                           5,223,197           5,133,929           5,133,842
                                                              -----------         -----------         -----------

TOTAL                                                         $ 6,933,593         $ 6,608,330         $ 7,199,260
                                                              ===========         ===========         ===========

See notes to financial statements.

ORBAN, INC.
(A WHOLLY-OWNED SUBSIDIARY OF HARMAN INTERNATIONAL INDUSTRIES, INC.)

STATEMENTS OF OPERATIONS
---------------------------------------------------------------------------------------------------------------------------
                                                        THREE-MONTH PERIOD                           YEAR ENDED
                                                          ENDED MARCH 31,                            DECEMBER 31,
                                                          ---------------                            ------------
                                                     2000                 1999                 1999                 1998
                                                            (UNAUDITED)
NET SALES (Note 8)                             $  3,005,895         $  3,483,285         $ 12,368,054         $ 14,844,950

COST OF GOODS SOLD                                1,834,789            1,817,467            6,755,921            7,749,965
                                               ------------         ------------         ------------         ------------

           Gross profit                           1,171,106            1,665,818            5,612,133            7,094,985
                                               ------------         ------------         ------------         ------------

OPERATING EXPENSES:
  Selling, general and administrative               677,711              876,409            3,635,271            3,846,087
  Research and development                          349,678              463,743            1,989,495            2,351,109
  Airtime exit costs (Note 4)                                                                                    1,777,479
                                               ------------         ------------         ------------         ------------

           Total operating expenses               1,027,389            1,340,152            5,624,766            7,974,675
                                               ------------         ------------         ------------         ------------

INCOME (LOSS) FROM OPERATIONS                       143,717              325,666              (12,633)            (879,690)

OTHER INCOME (EXPENSE):
  Interest and other income                           7,904                5,858               17,720               63,348
  Other expense - net                                  (353)              (1,000)                                  (87,577)
                                               ------------         ------------         ------------         ------------

           Total other income (expense)               7,551                4,858               17,720              (24,229)
                                               ------------         ------------         ------------         ------------

INCOME (LOSS) BEFORE INCOME TAX
  (PROVISION) BENEFIT                               151,268              330,524                5,087             (903,919)

INCOME TAX (PROVISION) BENEFIT                      (62,000)            (134,000)              (5,000)             353,000
                                               ------------         ------------         ------------         ------------

NET INCOME (LOSS)                              $     89,268         $    196,524         $         87         $   (550,919)
                                               ============         ============         ============         ============


See notes to financial statements.

ORBAN, INC.
(A WHOLLY-OWNED SUBSIDIARY OF HARMAN INTERNATIONAL INDUSTRIES, INC.)

STATEMENTS OF STOCKHOLDERS' EQUITY
THREE MONTH PERIOD ENDED MARCH 31, 2000 (UNAUDITED) AND
YEARS ENDED DECEMBER 31, 1999 AND 1998
-----------------------------------------------------------------------------------------------------------

                                                      ADDITIONAL
                                     COMMON            PAID-IN
                                      STOCK            CAPITAL               DEFICIT              TOTAL
BALANCE, JANUARY 1, 1998          $ 8,930,000         $ 1,153,000         $(4,215,000)        $ 5,868,000

  Dividends paid                                                             (271,000)           (271,000)

  Contributed capital                                      87,761                                  87,761

  Net loss                                                                   (550,919)           (550,919)
                                  -----------         -----------         -----------         -----------

BALANCE, DECEMBER 31, 1998          8,930,000           1,240,761          (5,036,919)          5,133,842

  Net income                                                                       87                  87
                                  -----------         -----------         -----------         -----------

BALANCE, DECEMBER 31, 1999          8,930,000           1,240,761          (5,036,832)          5,133,929

  Net income (unaudited)                                                       89,268              89,268
                                  -----------         -----------         -----------         -----------

BALANCE, MARCH 31, 2000
  (unaudited)                     $ 8,930,000         $ 1,240,761         $(4,947,564)        $ 5,223,197
                                  ===========         ===========         ===========         ===========


See notes to financial statements.

ORBAN, INC.
(A WHOLLY-OWNED SUBSIDIARY OF HARMAN INTERNATIONAL INDUSTRIES, INC.)

STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                        THREE-MONTH PERIOD
                                                                          ENDED MARCH 31,               YEAR ENDED DECEMBER 31,
                                                                          ---------------               -----------------------
                                                                       2000             1999            1999               1998
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                $    89,268      $   196,524      $        87      $  (550,919)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Depreciation and amortization                                    151,117          117,476          526,341          524,910
      Loss on exiting Airtime                                                                                           1,777,479
      Loss on disposal of assets                                        11,587                            12,184           35,349
      Changes in assets and liabilities:
        Accounts receivable                                           (277,088)         103,759          376,792           52,241
        Inventories                                                   (191,225)          19,395          122,600         (375,964)
        Prepaid expenses and other                                    (280,727)           7,649           49,087           39,987
        Other assets                                                     3,000           21,044           47,044           28,290
        Accounts payable and other accrued expenses                    (14,005)        (489,501)        (301,419)         338,843
        Airtime reserve                                                                                 (539,598)
                                                                   -----------      -----------      -----------      -----------
           Net cash (used in) provided by operating activities        (508,073)         (23,654)         293,118        1,870,216
                                                                   -----------      -----------      -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property                                                                (265,315)        (527,770)        (824,709)
  Deposit on pending sale of assets                                    250,000                           250,000
                                                                   -----------      -----------      -----------      -----------
           Net cash provided by (used in) investing activities         250,000         (265,315)        (277,770)        (824,709)
                                                                   -----------      -----------      -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                                                                                         (271,000)
  Stockholder contribution                                                                                                 87,761
  Decrease (increase) in due from parent and related parties           554,217          245,451          (62,632)        (854,750)
                                                                   -----------      -----------      -----------      -----------
           Net cash provided by (used in) financing activities         554,217          245,451          (62,632)      (1,037,989)
                                                                   -----------      -----------      -----------      -----------
NET INCREASE (DECREASE) IN CASH                                        296,144          (43,518)         (47,284)           7,518
CASH, BEGINNING OF PERIOD                                                7,234           54,518           54,518           47,000
                                                                   -----------      -----------      -----------      -----------
CASH, END OF PERIOD                                                $   303,378      $    11,000      $     7,234      $    54,518
                                                                   ===========      ===========      ===========      ===========

SUPPLEMENTAL CASH FLOW INFORMATION-
  Cash paid to parent for income taxes                                                                                $   649,000
                                                                                                                      ===========


See notes to financial statements.

ORBAN, INC.
(A WHOLLY-OWNED SUBSIDIARY OF HARMAN INTERNATIONAL INDUSTRIES, INC.)


NOTES TO FINANCIAL STATEMENTS
THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 1999 (UNAUDITED) AND
YEARS ENDED DECEMBER 31, 1999 AND 1998
-------------------------------------------------------------------------------

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION - Orban, Inc., a Delaware corporation, (the "Company") is a wholly-owned subsidiary of Harman International Industries, Inc. ("Harman"). The Company develops, manufactures and markets products to the worldwide broadcast market. Its product line is dominated by a series of audio processing products and an audio editor for radio applications.

         SIGNIFICANT ACCOUNTING POLICIES - The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. The following describes the significant accounting policies of the Company:

         a. Inventories are stated at the lower of cost (first-in, first-out method) or net realizable value.

         b. Property, plant and equipment are stated at cost. The equipment is being depreciated over its useful life, which is estimated to be between three and eight years. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the improvements. Depreciation is computed using the straight-line method.

         c. Impairment of Long-Lived Assets - In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, the Company reviews the carrying value of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of assets to be held and used may not be recoverable. For assets to be disposed of, the Company reports long-lived assets at the lower of carrying amount or fair value less cost to sell.

         d. Revenue is recognized on sales of products at the time of shipment.

         e. Research and development costs are charged to expense as incurred.

         f. Income taxes are provided based upon the provisions of SFAS No. 109, Accounting for Income Taxes, which among other things, requires that recognition of deferred income taxes be measured by the provisions of enacted tax laws in effect at the date of the financial statements. The Company's operations are included in the consolidated federal income tax return of Harman. In accordance with the income tax allocation policy, income tax provision is determined on a separate return basis and any current federal income tax liability is assumed by Harman through intercompany accounts.

         g. Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         h. New Accounting Pronouncement - In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.

                  SFAS No. 133 requires that entities record all derivatives as assets or liabilities, measured at fair value, with the change in fair value recognized in earnings or in other comprehensive income, depending on the use of the derivative and whether it qualifies for hedge accounting. The statement (as amended) is effective for the Company's fiscal year beginning January 1, 2001. The statement is not expected to have a material impact on the Company's results of operations, financial position or cash flows.


2.       INVENTORIES

         Inventories consist of the following:

                                      MARCH 31,            DECEMBER 31,          DECEMBER 31,
                                        2000                  1999                  1998
                                    (UNAUDITED)
Raw materials and supplies          $ 1,846,797           $ 1,917,504           $ 1,589,844
Work in process                         950,733               876,899             1,194,615
Finished goods                          672,386               661,288             1,009,832
                                    -----------           -----------           -----------

Total                                 3,469,916             3,455,691             3,794,291
Less obsolescence reserve              (827,000)           (1,004,000)           (1,220,000)
                                    -----------           -----------           -----------

Inventories - net                   $ 2,642,916           $ 2,451,691           $ 2,574,291
                                    ===========           ===========           ===========


3.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consist of the following:

                                               MARCH 31,            DECEMBER 31,         DECEMBER 31,
                                                 2000                  1999                 1998
                                             (UNAUDITED)
Leasehold improvements                       $   902,166           $   902,166           $   898,199
Machinery and equipment                        3,427,863             3,439,450             3,044,258
Furniture and fixtures                           348,153               348,153               343,082
                                             -----------           -----------           -----------

Total                                          4,678,182             4,689,769             4,285,539
Less accumulated depreciation                 (3,059,956)           (2,908,839)           (2,493,854)
                                             -----------           -----------           -----------

Property, plant and equipment - net          $ 1,618,226           $ 1,780,930           $ 1,791,685
                                             ===========           ===========           ===========


4.       COMMITMENTS AND CONTINGENCIES

         The Company is a party to various Credit Agreements for which it is jointly and severally liable with its parent, Harman, and other Harman affiliates. These Credit Agreements allow the Company and other Harman affiliates to borrow money and incur other liabilities up to $270 million. The Credit Agreements expire on September 30, 2002.

         AIRTIME - In December 1998, due to slow sales and increasing development costs, the Company made the decision to discontinue its Airtime product line effective January 1, 1999. Dealers and customers were notified of the Company's intention to discontinue the product line, and arrangements were made to offer customers a replacement system produced by a competitor at the expense of the Company. As a result of this decision, the Company recorded a one-time charge to operations of $1,777,479 at December 31, 1998 to reflect the costs associated with discontinuing the product line. Included in this charge was the write down of various assets, including goodwill, inventory, fixed assets and capitalized technology associated with the Airtime product line in addition to third-party replacement costs. The balance in accrued Airtime exit costs at December 31, 1999 and 1998 of $91,977 and $631,575, respectively, reflect the Company's estimate of remaining costs to be incurred related to Airtime, including severance costs and costs to return and/or replace customers' existing Airtime equipment. Management believes that the remaining estimated accrual will be adequate to meet future costs of the existing Airtime product line.

         LEASE AGREEMENTS - The Company leases its manufacturing and office facilities under a noncancelable operating lease which expires in December, 2001. The total minimum rental commitments at December 31, 1999 are as follows:

         2000                                     $ 70,783
         2001                                       70,783
                                                  --------
        Total                                     $141,566
                                                  ========

         LITIGATION - The Company is party to various legal actions arising in the ordinary course of business. In the opinion of management the final disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

5.       INCOME TAXES

         Income tax provision (benefit) consisted of the following:

                                          THREE-MONTH PERIOD                        YEAR ENDED
                                            ENDED MARCH 31,                        DECEMBER 31,
                                            ---------------                        ------------
                                       2000               1999                1999               1998
                                            (UNAUDITED)
Current                            $(124,000)          $ 101,000          $(329,000)          $ 105,000
Deferred                             186,000              33,000            334,000            (458,000)
                                   ---------           ---------          ---------           ---------
Total provision (benefit)          $  62,000           $ 134,000          $   5,000           $(353,000)
                                   =========           =========          =========           =========


         The principal reasons for the difference between the income tax provision and the amounts computed by applying the statutory income tax rates to income (loss) before income tax provision are as follows:

                                              THREE-MONTH PERIOD                       YEAR ENDED
                                                ENDED MARCH 31,                        DECEMBER 31,
                                                ---------------                        ------------
                                            2000              1999                1999              1998
                                                (UNAUDITED)
Federal tax at statutory rates          $  51,000          $ 112,000          $   2,000          $(307,000)
State tax at statutory rates                9,000             20,000                500            (54,000)
Meals and entertainment                     2,000              2,000              2,500              8,000
                                        ---------          ---------          ---------          ---------
Total provision (benefit)               $  62,000          $ 134,000          $   5,000          $(353,000)
                                        =========          =========          =========          =========

         Deferred tax assets are included in amounts due from affiliates and represent the tax effect of temporary differences related to:

                                                                                                         DECEMBER 31,
                                                              MARCH 31,                   ----------------------------------------
                                                                 2000                         1999                           1998
Current deferred taxes:
  Inventory obsolescence reserve                            $  331,000                    $  402,000                    $  488,000
  Airtime reserve                                               37,000                        37,000                       253,000
  Other                                                        115,000                       130,000                       148,000
                                                            ----------                    ----------                    ----------
Total current                                                  483,000                       569,000                       889,000
Noncurrent deferred taxes - Depreciation
  and amortization                                             100,000                       100,000                       114,000
                                                            ----------                    ----------                    ----------
Total deferred taxes                                        $  583,000                    $  669,000                    $1,003,000
                                                            ==========                    ==========                    ==========


(6)      RELATED PARTY TRANSACTIONS

         The balance in due from affiliates resulted from the following transactions with Harman and affiliates:

         a. Certain expenses are charged by Harman to the Company each year as management fees. These expenses do not necessarily indicate the amount of expenses the Company would have incurred if it operated independently. The total charges from Harman and related companies were approximately $38,000 (unaudited) and $36,000 (unaudited) for the three-months ended March 31, 2000 and 1999, respectively, and $164,000 and $177,000 for the years ended December 31, 1999 and 1998, respectively.

         b. The Company has received advances from Harman of approximately $233,000 at March 31, 2000 (unaudited) and had advanced to Harman approximately $398,000 and $342,000 at December 31, 1999 and 1998, respectively. Interest on such advances was $0 (unaudited) and $8,000 (unaudited) for the three-months ended March 31, 2000 and 1999, respectively, and $51,000 and $74,000 for the years ended December 31, 1999 and 1998, respectively.

         c. The Company pays certain expenses on behalf of one of its affiliates with whom it shares office space and employees. The amount due from the affiliate was approximately $12,000 at March 31, 2000 (unaudited) and $89,000 and $198,000 at
                  December 31, 1999 and 1998, respectively.

         d. In accordance with the income tax allocation policy, income tax provision is determined on a separate return basis and any current federal income tax liability is assumed by Harman through intercompany accounts.

(7)      EMPLOYEE BENEFIT PLAN

         After certain conditions have been met, the Company's employees are eligible to participate in the Harman International Industries, Inc. 401(k) Retirement Savings Plan (the "Plan"). The Company will match 50 percent of employee contributions up to a maximum contribution by the Company of 6 percent of a participant's annual compensation. Total annual contributions to a participant's account may not exceed 15 percent of compensation. Company contributions made to the Plan were approximately $35,000 (unaudited) and $36,000 (unaudited) for the three-months ended March 31, 2000 and 1999, respectively and approximately $141,000 and $155,000 in 1999 and 1998, respectively.

(8)      MAJOR CUSTOMERS

         One customer accounted for approximately 39 percent (unaudited) for the three months ended March 31, 2000, and 34 percent and 31 percent of the Company's total revenues in 1999 and 1998, respectively.

(9)      SUBSEQUENT EVENT

         On May 31, 2000, the Company sold the majority of its net assets to CRL Systems, Inc. ("CRL"). Included in deposit on pending sale of assets at March 31, 2000 and December 31, 1999 is $500,000 and $250,000,
         respectively, in a nonrefundable deposit that CRL paid to the Company for the asset sale. Including these deposits, the total purchase price was $11.6 million, $2 million of which was paid in cash, $8.5 million was financed by the Company (the "seller financing") and with the remainder represented by warrants to purchase 500,000 shares of CRL's common stock for $4.50 per share, valued at approximately $1.1 million by an independent appraisal. Excluded from the sale are balances due from parent and subsidiaries, deferred income and any deferred tax assets or liabilities.

         The seller financing is evidenced by two promissory notes, the Senior Subordinated Tranche A Note (the "Tranche A Note") and the Senior Subordinated Tranche B Note (the "Tranche B Note"). The Tranche A Note, in the amount of $5,000,000, bears interest at 8 percent per annum and requires quarterly principal payments beginning March 31, 2001, with a balloon payment of $3,000,000 due on March 31, 2003. The Tranche B Note, in the amount of $3,500,000, bears interest at 8 percent per annum for the period from June 1, 2000 to July 31, 2000 and 10 percent per annum from August 1, 2000 up to its September 30, 2000 maturity date. The September 30, 2000 maturity date on the Tranche B note has been extended to November 30, 2000. The notes are collateralized by, among other things, all receivables, inventory and equipment, investment property, including the capital stock in CRL Systems, and intellectual property of CRL Systems and its related company, Circuit Research Labs, Inc., as defined in the "Guarantee and Collateral Agreement". The Asset Sale Agreement between CRL and the Company contains a provision to allow the Company to rescind the transaction if, as of November 30, 2000, CRL has not paid in full the $3.5 million short-term note. If the Company exercises its option to rescind the agreement, it is to return $9,250,000 of the purchase price to CRL, with the difference due to the Company as liquidating damages.

(10)     UNAUDITED INTERIM PERIODS

                  The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-QSB and Item 310 of Regulation S-B. In the opinion of management, all adjustments and reclassifications necessary for a fair and comparable presentation have been included and are of a normal recurring nature. Operating results for the three-month periods are not necessarily indicative of the results that may be expected for the years ended December 31.

                                   * * * * * *

(b)      Pro forma financial information.

CIRCUIT RESEARCH LABS, INC.
PRO FORMA FINANCIAL INFORMATION
SEPTEMBER 30, 2000

On May 31, 2000, CRL Systems Inc., a Nevada corporation, a wholly owned subsidiary of Circuit Research Labs Inc., an Arizona corporation ("CRL"), consummated its previously announced acquisition of the net assets of Orban, Inc. ("Orban"), a wholly-owned subsidiary of Harman International Industries, Inc. Including the $500,000 previously paid to Orban, the total stated purchase price was $10.5 million, $2 million of which was paid in cash, the balance a combination of short term and long-term seller financing. In order to raise the cash necessary for the purchase, the Company sold approximately $1,171,000 in common stock through private placements, the Company's majority shareholder, Charles Jayson Brentlinger, advanced $150,000 to the Company, and the Company's Tempe, Arizona office building was mortgaged for $335,000. The seller financing consists of a $3.5 million short term and a $5 million long-term note to Orban, Inc. The Asset Sale Agreement between CRL Systems and Orban, Inc. ("the Asset Sale Agreement") contains a provision to allow Orban to rescind the transaction if, as of November 30, 2000, CRL Systems has not paid in full the $3.5 million short term note. If Orban exercises its option to rescind the agreement, it is to return $9,250,000 of the purchase price to CRL Systems, with the difference due to Orban as liquidating damages.

In addition to the stated purchase price, CRL issued to Orban, Inc. warrants to purchase 1,000,000 shares of its common stock, immediately exercisable for $2.25 per share. The warrants have a 3 year term, and can be exercised either in cash or by reducing the unpaid principal amount of the $5 million long-term note, or in any combination thereof. At June 30, 2000, in the absence of a independent valuation, the warrants were valued using a Black-Scholes valuation model at $4,125,000. When combined with the stated purchase price, this results in a total purchase price of Orban's assets of $14,625,000. This purchase price was used in the June 30, 2000 10-QSB. The Company obtained an independent valuation of the warrants in November 2000 which valued the warrants at $1,050,000. When combined with the stated purchase price, this results in a total purchase price of Orban's assets of $11,550,000.

The acquisition transaction was negotiated at arm's length between CRL and Harman International Industries Inc. Prior to the acquisition, none of the directors, officers or associates of Harman International Industries Inc. or Orban Inc., or their affiliates, were or are affiliated with CRL, it affiliates, its directors and officers and their associates. CRL is accounting for the acquisition of Orban as a purchase.

The following unaudited pro forma balance sheet has been derived from the balance sheets of CRL and Orban at March 31, 2000 and adjusts such information to give effect to the asset purchase as if the transaction had occurred at March 31, 2000. The following unaudited pro forma statements of operations have been derived from the statements of operations of CRL and Orban for the three months ended March 31, 2000 and the year ended December 31, 1999 and adjust such information to give effect to the asset purchase as if the transaction had occurred on January 1, 1999.

The pro forma balance sheet and statements of operations are presented for informational purposes only and do not purport to be indicative of the financial condition or the results of operations that actually would have resulted if the transaction had been consummated at March 31, 2000 or January 1, 1999, nor which may result from future operations.

On July 7, 2000, the Board of Directors declared a 100 percent stock dividend of one share of common stock for each share held, payable on August 15, 2000 to all shareholders of record as of the close of business on July 31, 2000. Unless otherwise noted, all references in the financial statements with regard to number of shares of common stock and related dividends declared and income per share amounts have been restated to reflect the stock dividend.

As a result of the combined operations of CRL and Orban, staff reductions were made that would have resulted in a decrease of employee-related expenses of $232,000 and $1,249,000 for the three months ended March 31, 2000 and the year ended December 31, 1999, respectively. No adjustment for these reductions has been made in the following unaudited pro forma financial information.

CIRCUIT RESEARCH LABS, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2000
-----------------------------------------------------------------------------------------------------------------------------
                                                    CRL                 ORBAN              PRO FORMA            PRO FORMA
                                                                                          ADJUSTMENTS      CONSOLIDATED TOTAL
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                  $     52,771         $    303,378         $    (94,000)(c)     $    262,149
  Accounts receivable - net of allowance           60,683            1,347,055                                 1,407,738
  Inventories - net of allowance                  587,193            2,642,916                                 3,230,829
  Prepaids and deposits                            58,840              334,853                                   393,693
  Due from affiliates                                  --              648,165             (648,165)(a)               --
                                             ------------         ------------         ------------         ------------
          Total current assets                    759,487            5,276,367             (742,165)           5,293,689

PROPERTY AND EQUIPMENT - Net                      438,187            1,618,226                                 2,056,413
DEFERRED ACQUISITION COSTS                        548,215                                 (548,215)(c)
OTHER ASSETS                                                            39,000                                    39,000
GOODWILL                                               --                   --            6,728,183(b)         6,728,183
                                             ------------         ------------         ------------         ------------

TOTAL                                        $  1,745,889         $  6,933,593         $  5,437,803         $ 14,117,285
                                             ============         ============         ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                           $     57,262         $    453,689                              $    510,951
  Accrued salaries and benefits                    42,676              450,549                                   493,225
  Accrued professional fees                        33,158                                                         33,158
  Shareholder advances                                                                 $    150,000(c)           150,000
  Customer deposits                                19,370               22,814                                    42,184
  Other accrued expenses and liabilities           16,059              191,367                                   207,426
  Airtime reserve                                                       91,977                                    91,977
  Deposit on pending sale of assets                                    500,000             (500,000)(a)
  Current portion of long-term debt                    --                   --            3,835,000(c)         3,835,000
                                             ------------         ------------         ------------         ------------
          Total current liabilities               168,525            1,710,396            3,485,000            5,363,921
LONG-TERM DEBT - Net of current portion                --                   --            4,955,000(c)         4,955,000
                                             ------------         ------------         ------------         ------------
          Total liabilities                       168,525            1,710,396            8,440,000           10,318,921

STOCKHOLDERS' EQUITY:
  Common stock, .10 par value                     124,536            8,930,000           (8,930,000)(a)
                                                                                             79,542(c)           204,078
  Additional paid-in capital                    1,672,706            1,240,761           (1,240,761)(a)
                                                                                          2,141,458(c)         3,814,164
  Deficit                                        (219,878)          (4,947,564)           4,947,564(a)          (219,878)
                                             ------------         ------------         ------------         ------------
          Net stockholders' equity              1,577,364            5,223,197           (3,002,197)           3,798,364
                                             ------------         ------------         ------------         ------------
TOTAL                                        $  1,745,889         $  6,933,593         $  5,437,803         $ 14,117,285
                                             ============         ============         ============         ============

(a) Reflects a pro forma adjustment to eliminate the net assets of Orban, Inc. not included in the asset sale to CRL

                                                                     (continued)

CIRCUIT RESEARCH LABS, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2000
------------------------------------------------------------------------------

(b) Reflects a pro forma adjustment for the capitalization of the cost of acquisition, in excess of the net assets acquired resulting from the application of purchase accounting as follows:

Total purchase price          $11,550,000
Costs incurred                    253,215
                              -----------
     Sub total                 11,803,215
 Net assets acquired            5,075,032
                              -----------
     Goodwill                 $ 6,728,183


(c) Reflects a pro forma adjustment of debt and capital stock issued to acquire funds used for the acquisition as follows:

Seller financing (discounted)                   $ 8,250,000
Debt issued to stockholder in exchange
 for certain acquisition costs                      205,000
Mortgage loan                                       335,000
Stockholder advance                                 150,000
795,418 shares common stock issued                1,171,000
Warrants issued                                   1,050,000
Deferred acquisition costs (including
  $500,000 deposit)                                 548,215
Cash                                                 94,000
                                                -----------
     Total costs of acquisition                 $11,803,215
                                                ===========

CIRCUIT RESEARCH LABS, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTH PERIOD ENDED MARCH 31, 2000
-----------------------------------------------------------------------------------------------------------------

                                                 CRL               ORBAN           PRO FORMA             PRO FORMA
                                                                                   ADJUSTMENTS        CONSOLIDATED TOTAL

NET SALES                                  $   208,068         $ 3,005,895                             $ 3,213,963

COST OF GOODS SOLD                              90,987           1,834,789                               1,925,776
                                           -----------         -----------                             -----------

          Gross profit                         117,081           1,171,106                               1,288,187

OPERATING EXPENSES:
Selling, general and administrative            242,529             677,711         $   (38,000)(a)         882,240
Research and development                        97,611             349,678                                 447,289
Depreciation and amortization                                                          240,000(b)          240,000
                                           -----------         -----------         -----------         -----------

          Total operating expenses             340,140           1,027,389             202,000           1,569,529
                                           -----------         -----------         -----------         -----------

INCOME (LOSS) FROM OPERATIONS                 (223,059)            143,717            (202,000)           (281,342)
                                           -----------         -----------         -----------         -----------

OTHER (EXPENSE) INCOME:
Interest and other expense                      16,211                                (187,000)(c)        (170,789)
Interest and other income                                            7,904                                   7,904
  Other expense - net                                                 (353)                                   (353)
                                           -----------         -----------         -----------         -----------

          Total other (expense) income          16,211               7,551            (187,000)           (163,238)
                                           -----------         -----------         -----------         -----------


INCOME (LOSS) BEFORE INCOME TAX
  (PROVISION) BENEFIT                         (206,848)            151,268            (389,000)           (444,580)

INCOME (PROVISION) TAX BENEFIT                                     (62,000)             62,000 (d)
                                                               -----------         -----------

NET INCOME (LOSS)                          $  (206,848)        $    89,268         $  (327,000)        $  (444,580)
                                           ===========         ===========         ===========         ===========


NET (LOSS) INCOME PER COMMON
   SHARE - BASIC AND DILUTED               ($     0.17)                                                ($     0.22)
                                           ===========                                                 ===========

WEIGHT AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                  1,200,310                                 795,418 (e)       1,995,728
                                           ===========                             ===========         ===========


(a) Reflects a pro forma adjustment for management fees paid to Harman International by Orban.

(b) Reflects a pro forma adjustment for amortization expense associated with the capitalization of the cost of acquisition in excess of the net assets acquired resulting from the application of purchase accounting principles. Amortization expense is recorded over seven years.

(c) Reflects a pro forma adjustment for interest expense on the debt incurred for the acquisition, assuming 8 percent per annum in the seller financed debt of $8,500,000 and 15.25 percent on the $335,000 mortgage, and 7.5 percent on note to shareholder of $205,000.

(d) Reflects a pro forma adjustment for the elimination of income tax expense as a result of the net loss.

(e) Reflects a pro forma adjustment for the issuance of Circuit Research Labs Inc. Common Stock, the proceeds of which were used to purchase Orban.

CIRCUIT RESEARCH LABS, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
-------------------------------------------------------------------------------------------------------------------------
                                               CRL             ORBAN              PRO FORMA              PRO FORMA
                                                                                 ADJUSTMENTS         CONSOLIDATED TOTAL
NET SALES                                  $  1,016,807      $ 12,368,054                           $ 13,384,861

COST OF GOODS SOLD                              241,296         6,755,921                              6,997,217
                                           ------------      ------------                           ------------

          Gross profit                          775,511         5,612,133                              6,387,644

OPERATING EXPENSES:
Selling, general and administrative             850,377         3,635,271      $   (164,000)(a)        4,321,648
Research and development                        223,441         1,989,495                              2,212,936
Depreciation and amortization                                                       960,000(b)           960,000
                                                                               ------------         ------------

          Total operating expenses            1,073,818         5,624,766           796,000            7,494,584
                                           ------------      ------------      ------------         ------------

INCOME (LOSS) FROM OPERATIONS                  (298,307)          (12,633)         (796,000)          (1,106,940)
                                           ------------      ------------      ------------         ------------

OTHER (EXPENSE) INCOME:
Interest and other expense                                                         (748,000)(c)         (748,000)
Interest and other income                        38,078            17,720                                 55,798
                                           ------------      ------------      ------------         ------------
          Total other (expense) income           38,078            17,720          (748,000)            (692,202)
                                           ------------      ------------      ------------         ------------

INCOME (LOSS) BEFORE INCOME TAX
  (PROVISION) BENEFIT                          (260,229)            5,087        (1,544,000)          (1,799,142)

INCOME (PROVISION) TAX BENEFIT                                     (5,000)            5,000(d)
                                                             ------------      ------------

NET INCOME (LOSS)                          $   (260,229)     $         87      $ (1,539,000)        $ (1,799,142)
                                           ============      ============      ============         ============

NET (LOSS) INCOME PER COMMON
   SHARE - BASIC AND DILUTED               $      (0.28)                                            $      (1.05)
                                           ============                                             ============

WEIGHT AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                     916,940                             795,418(e)         1,712,358
                                           ============                        ============         ============

(a) Reflects a pro forma adjustment for management fees paid to Harman International by Orban.

(b) Reflects a pro forma adjustment for amortization expense associated with the capitalization of the cost of acquisition in excess of the net assets acquired resulting from the application of purchase accounting principles. Amortization expense is recorded over seven years.

(c) Reflects a pro forma adjustment for interest expense on the debt incurred for the acquisition, assuming 8 percent per annum in the seller financed debt of $8,500,000 and 15.25 percent on the $335,000 mortgage, and 7.5 percent on note to shareholder of $205,000.

(d) Reflects a pro forma adjustment for the elimination of income tax expense as a result of the net loss.

(e) Reflects a pro forma adjustment for the issuance of Circuit Research Labs Inc. Common Stock, the proceeds of which were used to purchase Orban.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CIRCUIT RESEARCH LABS, INC.




Date: November 20, 2000                    By : /s/ Charles Jayson Brentlinger
                                                ------------------------------
                                                Charles Jayson Brentlinger,
                                                President